UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2005

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

433 Hackensack Avenue, Hackensack, NJ 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (201) 968-0980

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2004, registrant and MSD Warwick (Manufacturing) Ltd. (“Merck”), a subsidiary of Merck and Co., Inc., entered into an Exclusive License, Development and Commercialization Agreement (the “License Agreement”) for the worldwide development and commercialization of DOV 21,947 for all therapeutic indications and of DOV 216,303 for the treatment of depression, anxiety and addiction. Under the License Agreement, Merck assumed financial responsibility for development and commercialization of a product containing at least one of the licensed compounds.

On August 5, 2005, registrant and Merck amended the License Agreement. The amendment provides that, as an interim measure, registrant will initially carry out at its expense certain clinical trials including initially a Phase Ib trial involving DOV 21,947 subject to premium reimbursement by Merck if the results are successful in accordance with criteria to be established by the parties. Registrant may also conduct preclinical including formulation work involving DOV 21,947, subject to reimbursement as described above. The amendment authorizes Merck over the next twelve months to conduct at its expense tests on three additional of registrant’s triple reuptake inhibitors and to choose one for inclusion in the License Agreement at no additional up-front fee. Merck will reassume the financial responsibility for development and commercialization under the amendment for one or more of DOV 21,947, DOV 216,303 and any additional triple reuptake inhibitor it chooses upon the successful completion of a pivotal Phase II clinical trial. Upon this occurrence, Merck will reimburse registrant for its approved development expenditures for DOV 21,947 incurred during this interim period and pay a success premium. In addition, the first development milestone in the License Agreement will be payable to registrant. Merck and registrant have each retained certain termination rights under the amendment. If the Phase II trial results are not successful as defined, Merck may elect to make such payments to registrant and retain DOV 21,947 but is not required to do so.

The amendment otherwise retains intact the milestones, royalties and business terms originally established in the License Agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 5, 2005, Dr. Leslie Hudson, registrant’s new president and CEO, was elected by the board of directors to membership on the board and designated as a Class II director to fill the vacancy created by the resignation of Dr. Bernard Beer. It is expected that Dr. Hudson will serve on the board’s search and nominating committee.

Dr. Hudson’s employment agreement, dated as of June 29, 2005 and filed as exhibit 10.1 to registrant’s current report on Form 8-K filed on July 6, 2005, contemplates that Dr. Hudson would serve on registrant’s board of directors upon his election thereto by the board of directors or shareholders (as applicable).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: August 11, 2005	By:	/s/ J. Robert Horton
J. Robert Horton Senior Vice President and General Counsel